Exhibit 99.1

Press Release
For Immediate Release

Independent Bank Group Reports
Third Quarter Financial Results

McKINNEY, Texas, October 24, 2016 /GlobeNewswire/ -- Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced net income available to common shareholders of $14.5 million, or $0.78 per diluted share, for the quarter ended September 30, 2016 compared to $8.1 million, or $0.47 per diluted share, for the quarter ended September 30, 2015 and $11.8 million, or $0.64 per diluted share, for the quarter ended June 30, 2016.

Highlights

•	Core earnings were $14.8 million, or $0.80 per diluted share, compared to $13.8 million, or $0.74 per diluted share, for second quarter 2016, representing an increase of 7.7%

•	Return on average assets above 1%

•	Annualized organic loan growth of 10.2% for the quarter and 12.4% year to date

•	Improved core efficiency ratio of 52.07%, compared to 55.05% for second quarter 2016

•	Strong credit quality metrics as reflected by a nonperforming loans to total loans ratio of 0.26% and a nonperforming assets to total assets ratio of 0.23%

"Our third quarter performance reflects the continuing execution of our core strategies," said Independent Bank Group Chairman and Chief Executive Officer David Brooks. "Loan growth supported by strong credit metrics drives the performance of our Company, and we are starting to see results of cost saving measures initiated earlier this year. Tangible book value and core earnings continue to increase quarter over quarter and year over year, demonstrating our focus on enhancing shareholder value."

Third Quarter 2016 Operating Results

Net Interest Income

•
Net interest income was $45.7 million for third quarter 2016 compared to $38.1 million for third quarter 2015 and $45.9 million for second quarter 2016. Net interest income decreased slightly compared to the linked quarter primarily due to interest expense on $45 million in subordinated debt that was issued at the end of second quarter 2016. The increase in net interest income from the previous year was primarily due to increased average earning asset balances resulting from organic growth as well as loans and investments acquired in the Grand Bank acquisition in November 2015.

•
The yield on interest-earning assets was 4.22% for third quarter 2016 compared to 4.62% for third quarter 2015 and 4.49% for second quarter 2016. The decreases are reflective of lower loan yields from previous periods driven by decreased fee income and payoffs of energy loans that had been accruing at default rates. The decrease from the linked quarter is also a result of a change in the mix of interest bearing cash and an increase in calls and paydowns of securities with unamortized premiums compared to second quarter 2016.

•
The cost of interest bearing liabilities, including borrowings, was 0.74% for third quarter 2016 compared to 0.70% for third quarter 2015 and 0.66% for second quarter 2016. The increase from the prior year is primarily due to the issuance of subordinated debt in 2016 offset by the maturities of higher rate FHLB advances. The increase from the linked quarter is primarily due to subordinated debt costs.

•
The net interest margin was 3.66% for third quarter 2016 compared to 4.08% for third quarter 2015 and 3.96% for second quarter 2016. The core margin, which excludes purchased loan accretion, was 3.65% for third quarter 2016 compared to 4.07% for third quarter 2015 and 3.94% for second quarter 2016.

•
The average balance of total interest-earning assets grew by $1.3 billion and totaled $5.0 billion at September 30, 2016 compared to $3.7 billion at September 30, 2015 and grew by $310.1 million compared to $4.7 billion at June 30, 2016. This increase from prior year and the linked quarter is due to organic growth while the change from prior year is also due to assets acquired in the Grand Bank acquisition in fourth quarter 2015.

Noninterest Income

•	Total noninterest income increased $1.1 million compared to third quarter 2015 and increased $3 thousand compared to second quarter 2016.

•
The increase from the prior year reflects an increase of $569 thousand in mortgage fee income, $134 thousand in cash surrender value of BOLI and a $198 thousand increase in other noninterest income. The increase in mortgage fee income is due to a decrease in mortgage rates and increased home purchase activity in the Dallas and Austin markets. The increase in BOLI income is a result of $15 million in policies purchased at the end of second quarter 2016. The increase in other noninterest income from the prior year is primarily related to an increase in earning credits on correspondent accounts.

•
An increase in service charges and BOLI income in the third quarter were offset by reduced mortgage income and lower correspondent earnings credits as compared to the second quarter 2016, which resulted in stable total noninterest income as compared to the linked quarter.

Noninterest Expense

•	Total noninterest expense increased $1.1 million compared to third quarter 2015 and decreased $4.1 million compared to second quarter 2016.

•
The increase in noninterest expense compared to third quarter 2015 is due primarily to an increase of $385 thousand in salaries and benefits expense in addition to increases of $404 thousand in data processing expenses and $582 thousand in FDIC assessment off-set by a decrease of $290 thousand in acquisition expenses. Overall increases in noninterest expense from the prior year are generally due to the increase in number of employees and operating costs resulting from the Grand Bank transaction. Acquisition expenses were lower as the expenses in prior year were related to the November 2015 acquisition of Grand Bank.

•
The decrease from the linked quarter is primarily related to decreases of $4.3 million in salaries and benefits expense and $260 thousand in professional fees offset by an increase of $254 thousand in FDIC assessment. Salaries and benefits decreased during third quarter 2016 primarily because compensation expense included $2.6 million of management restructure cost in second quarter 2016. The restructure also lowered the run rate for compensation and restricted stock expense in the third quarter 2016. In addition, second quarter results reflected higher mortgage and production bonuses than third quarter. Professional fees decreased due to lower legal activity related to problem loan workouts, primarily in the energy portfolio. The increase in FDIC assessment from the linked quarter is due to increased deposit accounts, primarily resulting from the Grand Bank acquisition.

Provision for Loan Losses

•
Provision for loan loss expense was $2.1 million for the third quarter 2016, a decrease of $1.8 million compared to $3.9 million for third quarter 2015, and stable compared to $2.1 million for the second quarter 2016. Third quarter 2015 provision included additional allocations related to the energy portfolio, including a $1.2 million specific allocation on an impaired energy loan. A partial charge-off of $3 million was taken on this loan in third quarter 2016. The entire charge-off had been reserved in prior periods and did not affect third quarter provision expense.

•
The allowance for loan losses was $29.6 million, or 0.68% of total loans, at September 30, 2016, compared to $25.1 million, or 0.71% of total loans at September 30, 2015, and compared to $30.9 million, or 0.73% of total loans, at June 30, 2016. The decrease from the linked quarter is primarily the result of charge-offs during the quarter and reflects the improved credit metrics in the energy portfolio. The increase in the allowance from the prior year is generally due to additions to general reserves for organic loan growth.

Income Taxes

•
Federal income tax expense of $7.2 million was recorded for the quarter ended September 30, 2016, an effective rate of 33.0%, compared to tax expense of $3.9 million and an effective rate of 32.4% for the quarter ended September 30, 2015 and tax expense of $5.9 million and an effective rate of 33.2% for the quarter ended June 30, 2016.

Third Quarter 2016 Balance Sheet Highlights:

Loans

•
Total loans held for investment were $4.361 billion at September 30, 2016 compared to $4.251 billion at June 30, 2016 and to $3.529 billion at September 30, 2015. This represented total loan growth of $109.2 million for the quarter, or 10.2% on an annualized basis. Loans have grown 12.4%, annualized, from December 31, 2015.

•
Energy outstandings at the end of third quarter were $126.5 million (2.9% of total loans) versus $122.1 million at second quarter 2016. As of September 30, 2016, there were three nonperforming classified energy credits with balances totaling $7.7 million and 11 performing classified energy credits with a balance of $19.3 million. All energy related credits continue to be closely monitored. As of September 30, 2016, the total energy related allowance was 4.7% of the total energy portfolio.

Asset Quality

•
Total nonperforming assets decreased to $13.3 million, or 0.23% of total assets at September 30, 2016 from $18.7 million, or 0.34% of total assets at June 30, 2016 and decreased from $15.1 million, or 0.34% of total assets at September 30, 2015.

•
Total nonperforming loans decreased to $11.2 million, or 0.26% of total loans at September 30, 2016 compared to $17.2 million, or 0.40% of total loans at June 30, 2016 and decreased slightly from $11.7 million, or 0.33% of total loans at September 30, 2015.

•
The decrease in nonperforming assets from the linked quarter is primarily due to the pay-off of a $1.0 million nonaccrual energy loan participation, a partial charge-off of $3.0 million on a nonaccrual energy loan and dispositions of $732 thousand in other real estate properties. The decrease in nonperforming assets from the prior year is primarily due to dispositions of $1.3 million in other real estate properties during 2016.

•
The decrease in nonperforming loans from the linked quarter is primarily due to the pay-off and chargeoff discussed above in addition to the removal of a $1.4 million residential real estate loan which was removed from the troubled debt restructured loan total during third quarter due to repossession of collateral.

•
Charge-offs were 0.32% annualized in the third quarter 2016 compared to 0.11% annualized in the linked quarter and 0.07% annualized in the prior year quarter. The increase in charge-offs for the current quarter is primarily due to the charge-off discussed above related to an impaired energy loan, which was placed on nonaccrual in the first quarter of 2015.

Deposits and Borrowings

•	Total deposits were $4.416 billion at September 30, 2016 compared to $4.208 billion at June 30, 2016 and compared to $3.534 billion at September 30, 2015.

•
Total borrowings (other than junior subordinated debentures) were $578.0 million at September 30, 2016, a decrease of $195 thousand from June 30, 2016 and an increase of $243.5 million from September 30, 2015. These changes reflect the issuance of $43.4 million, net of discount and costs, of 5.875% subordinated debentures issued in second quarter 2016 with the remainder resulting from the use of short term FHLB advances during the applicable periods.

Capital

•
The tangible common equity to tangible assets and the Tier 1 capital to average assets ratios were 6.86% and 7.46% (estimated), respectively, at September 30, 2016 compared to 6.88% and 7.42%, respectively, at June 30, 2016 and 7.15% and 8.67%, respectively, at September 30, 2015. The total stockholders’ equity to total assets ratio was 11.35%, 11.56% and 12.69% at September 30, 2016, June 30, 2016 and September 30, 2015, respectively. Total capital to risk weighted assets was 11.24% at September 30, 2016 (estimated) compared to 11.35% at June 30, 2016 and 11.86% at September 30, 2015. The respective changes in capital ratios from the previous year and the linked quarter is primarily due to growth in assets during the quarter, the redemption of the SBLF preferred stock in January 2016 and the issuance of $45 million subordinated debentures in June 2016.

•
Book value and tangible book value per common share were $34.79 and $20.03, respectively, at September 30, 2016 compared to $34.08 and $19.28, respectively, at June 30, 2016 and $31.81 and $17.72 respectively, at September 30, 2015.

•	Return on tangible equity (on an annualized basis) was 15.80% for the third quarter 2016 compared to 13.52% and 10.75% for the second quarter 2016 and third quarter 2015, respectively.

•
Return on average assets and return on average equity (on an annualized basis) were 1.04% and 9.04%, respectively, for third quarter 2016 compared to 0.88% and 7.60%, respectively, for second quarter 2016 and 0.76% and 5.96%, respectively, for third quarter 2015. Ratios for the second quarter 2016 were negatively impacted by $2.6 million in additional compensation costs related to the senior leadership changes during the second quarter 2016.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 41 banking offices in three market regions located in the Dallas/Fort Worth, Austin and Houston, Texas areas.

Conference Call

A conference call covering Independent Bank Group’s third quarter earnings announcement will be held on Tuesday, October 25, 2016 at 8:30 a.m. (EDT) and can be accessed by calling 1-877-303-7611 and by identifying the conference ID number 95772050. The conference materials will be available by accessing the Investor Relations page of our website, www.ibtx.com. A recording of the conference call and the conference materials will be available from October 25, 2016 through November 1, 2016 on our website.

Forward-Looking Statements

The numbers as of and for the quarter ended September 30, 2016 are unaudited. From time to time, our comments and releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “forecast,” “guidance,” “intends,” “targeted,” “continue,” “remain,” “should,” “may,” “plans,” “estimates,” “will,” “will continue,” “will remain,” variations on such words or phrases, or similar references to future occurrences or events in future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Independent Bank Group or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Independent Bank Group’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Independent Bank Group’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system, whether through changes in the discount rate or money supply or otherwise; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, deflation, changes in market interest rates, developments in the securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, bank holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2016 and March 31, 2016, the Annual Report on Form 10-K filed on February 25, 2016, or the Prospectus Supplement filed pursuant to Rule 424(b)(5) on June 23, 2016, under the heading “Risk Factors”, and other reports and statements filed by the Company with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. These measures and ratios include “core earnings”, “tangible book value”, “tangible book value per common share”, “core efficiency ratio”, “Tier 1 capital to average assets”, “Tier 1 capital to risk weighted assets”, “tangible common equity to tangible assets”, “net interest margin excluding purchase accounting accretion”, "return on tangible equity", “adjusted return on average assets” and “adjusted return on average equity” and are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States. We consider the use of select non-GAAP financial measures and ratios to be useful for financial operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results. We believe that management and investors benefit from referring to these non- GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

We believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however we acknowledge that our financial measures have a number of limitations relative to GAAP financial measures. Certain non-GAAP financial measures exclude items of income, expenditures, expenses, assets, or liabilities, including provisions for loan losses and the effect of goodwill, core deposit intangibles and income from accretion on acquired loans arising from purchase accounting adjustments, that we believe cause certain aspects of our results of operations or financial condition to be not indicative of our primary operating results. All of these items significantly impact our financial statements. Additionally, the items that we exclude in our adjustments are not necessarily consistent with the items that our peers may exclude from their results of operations and key financial measures and therefore may limit the comparability of similarly named financial measures and ratios. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non- GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statements tables.

Contacts:

Analysts/Investors:

Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@ibtx.com

Media:

Peggy Smolen Marketing Director (972) 562-9004 psmolen@ibtx.com

Source: Independent Bank Group, Inc.

Independent Bank Group, Inc. and Subsidiaries
Consolidated Financial Data
Three Months Ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015
(Dollars in thousands, except for share data)
(Unaudited)

	As of and for the quarter ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Selected Income Statement Data
Interest income	$52,740	$51,941	$51,464	$47,414	$43,130
Interest expense	7,003	6,058	5,804	5,263	5,041
Net interest income	45,737	45,883	45,660	42,151	38,089
Provision for loan losses	2,123	2,123	2,997	1,970	3,932
Net interest income after provision for loan losses	43,614	43,760	42,663	40,181	34,157
Noninterest income	4,932	4,929	4,470	4,254	3,799
Noninterest expense	26,887	31,023	28,519	28,527	25,830
Income tax expense	7,155	5,857	6,162	5,347	3,924
Net income	14,504	11,809	12,452	10,561	8,202
Preferred stock dividends	—	—	8	60	60
Net income available to common shareholders	14,504	11,809	12,444	10,501	8,142
Core net interest income (1)	45,621	45,618	44,327	41,635	38,001
Core Pre-Tax Pre-Provision Earnings (1)	24,253	22,713	21,590	18,875	17,123
Core net income(1)	14,819	13,764	12,438	11,377	8,917

Per Share Data (Common Stock)
Earnings:
Basic	$0.78	$0.64	$0.67	$0.58	$0.48
Diluted	0.78	0.64	0.67	0.58	0.47
Core earnings:
Basic (1)	0.80	0.75	0.67	0.63	0.52
Diluted (1)	0.80	0.74	0.67	0.63	0.52
Dividends	0.08	0.08	0.08	0.08	0.08
Book value	34.79	34.08	33.38	32.79	31.81
Tangible book value (1)	20.03	19.28	18.54	17.85	17.72
Common shares outstanding	18,488,628	18,475,978	18,461,480	18,399,194	17,111,394
Weighted average basic shares outstanding (4)	18,478,289	18,469,182	18,444,284	17,965,055	17,110,090
Weighted average diluted shares outstanding (4)	18,568,622	18,547,074	18,528,031	18,047,960	17,199,281

Selected Period End Balance Sheet Data
Total assets	$5,667,195	$5,446,797	$5,261,967	$5,055,000	$4,478,339
Cash and cash equivalents	589,600	436,605	356,526	293,279	353,950
Securities available for sale	267,860	287,976	302,650	273,463	200,188
Loans, held for sale	7,097	13,942	8,515	12,299	6,218
Loans, held for investment	4,360,690	4,251,457	4,130,496	3,989,405	3,529,275
Allowance for loan losses	29,575	30,916	29,984	27,043	25,088
Goodwill and core deposit intangible	272,988	273,480	273,972	275,000	241,171
Other real estate owned	2,083	1,567	1,745	2,168	2,323
Noninterest-bearing deposits	1,143,479	1,107,620	1,070,611	1,071,656	884,272
Interest-bearing deposits	3,273,014	3,100,785	3,101,341	2,956,623	2,649,768
Borrowings (other than junior subordinated debentures)	577,974	578,169	444,745	371,283	334,485
Junior subordinated debentures	18,147	18,147	18,147	18,147	18,147
Series A Preferred Stock	—	—	—	23,938	23,938
Total stockholders' equity	643,253	629,628	616,258	603,371	568,257

Independent Bank Group, Inc. and Subsidiaries
Consolidated Financial Data
Three Months Ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015
(Dollars in thousands, except for share data)
(Unaudited)

	As of and for the quarter ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Selected Performance Metrics
Return on average assets	1.04%	0.88%	0.95%	0.86%	0.76%
Return on average equity (2)	9.04	7.60	8.10	7.28	5.96
Return on tangible equity (2) (5)	15.80	13.52	14.57	13.37	10.75
Adjusted return on average assets (1)	1.07	1.03	0.95	0.93	0.83
Adjusted return on average equity (1) (2)	9.24	8.86	8.09	7.89	6.53
Adjusted return on tangible equity (1) (2) (5)	16.15	15.76	14.57	14.49	11.77
Net interest margin	3.66	3.96	4.08	3.96	4.08
Core net interest margin (3)	3.65	3.94	3.96	3.91	4.07
Efficiency ratio	53.06	61.05	56.89	61.47	61.66
Core efficiency ratio (1)	52.07	55.05	55.68	58.75	59.25

Credit Quality Ratios
Nonperforming assets to total assets	0.23%	0.34%	0.62%	0.36%	0.34%
Nonperforming loans to total loans	0.26	0.40	0.72	0.37	0.33
Nonperforming assets to total loans and other real estate	0.30	0.44	0.79	0.45	0.43
Allowance for loan losses to non-performing loans	264.42	179.97	100.35	181.99	214.21
Allowance for loan losses to total loans	0.68	0.73	0.73	0.68	0.71
Net charge-offs to average loans outstanding (annualized)	0.32	0.11	0.01	—	0.07

Capital Ratios
Estimated common equity tier 1 capital to risk-weighted assets (1)	7.92%	7.89%	7.92%	7.94%	8.26%
Estimated tier 1 capital to average assets	7.46	7.42	7.36	8.28	8.67
Estimated tier 1 capital to risk-weighted assets (1)	8.29	8.27	8.32	8.92	9.37
Estimated total capital to risk-weighted assets	11.24	11.35	10.47	11.14	11.86
Total stockholders' equity to total assets	11.35	11.56	11.71	11.94	12.69
Tangible common equity to tangible assets (1)	6.86	6.88	6.86	6.87	7.15

(1) Non-GAAP financial measures. See reconciliation.
(2) Excludes average balance of Series A preferred stock.
(3) Excludes income recognized on acquired loans of $116, $265, $1,333, $516, and $88, respectively.
(4) Total number of shares includes participating shares (those with dividend rights).
(5) Excludes average balance of goodwill and net core deposit intangibles.

Independent Bank Group, Inc. and Subsidiaries
Consolidated Statements of Income
Three and Nine Months Ended September 30, 2016 and 2015
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Interest income:
Interest and fees on loans	$51,194	$42,145	$151,522	$123,350
Interest on taxable securities	573	393	2,067	1,553
Interest on nontaxable securities	394	461	1,289	1,324
Interest on interest-bearing deposits and other	579	131	1,267	386
Total interest income	52,740	43,130	156,145	126,613
Interest expense:
Interest on deposits	4,049	3,067	11,623	8,794
Interest on FHLB advances	1,063	773	3,062	2,243
Interest on repurchase agreements and other borrowings	1,733	1,064	3,723	3,229
Interest on junior subordinated debentures	158	137	457	400
Total interest expense	7,003	5,041	18,865	14,666
Net interest income	45,737	38,089	137,280	111,947
Provision for loan losses	2,123	3,932	7,243	7,261
Net interest income after provision for loan losses	43,614	34,157	130,037	104,686
Noninterest income:
Service charges on deposit accounts	1,840	1,777	5,287	5,041
Mortgage fee income	1,922	1,353	5,319	4,082
Gain on sale of loans	—	116	—	116
Loss on sale of branch	(43)	—	(43)	—
Gain on sale of other real estate	4	41	57	220
Gain on sale of securities available for sale	—	—	4	90
Gain (loss) on sale of premises and equipment	(9)	(374)	32	(374)
Increase in cash surrender value of BOLI	402	268	937	806
Other	816	618	2,738	1,893
Total noninterest income	4,932	3,799	14,331	11,874
Noninterest expense:
Salaries and employee benefits	15,303	14,918	51,644	43,992
Occupancy	4,038	4,117	12,119	12,054
Data processing	1,190	786	3,575	2,140
FDIC assessment	1,123	541	2,718	1,553
Advertising and public relations	229	313	775	912
Communications	563	550	1,648	1,643
Net other real estate owned expenses (including taxes)	145	88	180	184
Other real estate impairment	51	10	106	35
Core deposit intangible amortization	492	363	1,472	1,102
Professional fees	717	841	2,354	2,008
Acquisition expense, including legal	3	293	732	793
Other	3,033	3,010	9,106	8,255
Total noninterest expense	26,887	25,830	86,429	74,671
Income before taxes	21,659	12,126	$57,939	$41,889
Income tax expense	7,155	3,924	$19,174	$13,664
Net income	$14,504	$8,202	$38,765	$28,225

Consolidated Balance Sheets
As of September 30, 2016 and December 31, 2015
(Dollars in thousands, except share information)
(Unaudited)

	September 30,	December 31,
Assets	2016	2015
Cash and due from banks	$150,968	$129,096
Interest-bearing deposits in other banks	438,632	164,183
Cash and cash equivalents	589,600	293,279
Certificates of deposit held in other banks	—	61,746
Securities available for sale	267,860	273,463
Loans held for sale	7,097	12,299
Loans, net of allowance for loan losses	4,329,217	3,960,809
Premises and equipment, net	89,928	93,015
Other real estate owned	2,083	2,168
Federal Home Loan Bank (FHLB) of Dallas stock and other restricted stock	26,452	14,256
Bank-owned life insurance (BOLI)	56,798	40,861
Deferred tax asset	5,349	5,892
Goodwill	258,319	258,643
Core deposit intangible, net	14,669	16,357
Other assets	19,823	22,212
Total assets	$5,667,195	$5,055,000

Liabilities, Temporary Equity and Stockholders’ Equity
Deposits:
Noninterest-bearing	$1,143,479	$1,071,656
Interest-bearing	3,273,014	2,956,623
Total deposits	4,416,493	4,028,279
FHLB advances	470,765	288,325
Repurchase agreements	—	12,160
Other borrowings	107,159	68,295
Other borrowings, related parties	50	2,503
Junior subordinated debentures	18,147	18,147
Other liabilities	11,328	9,982
Total liabilities	5,023,942	4,427,691
Commitments and contingencies

Temporary equity: Series A preferred stock	—	23,938
Stockholders’ equity:
Common stock	185	184
Additional paid-in capital	534,446	530,107
Retained earnings	105,023	70,698
Accumulated other comprehensive income	3,599	2,382
Total stockholders’ equity	643,253	603,371
Total liabilities, temporary equity and stockholders’ equity	$5,667,195	$5,055,000

Independent Bank Group, Inc. and Subsidiaries
Consolidated Average Balance Sheet Amounts, Interest Earned and Yield Analysis
Three Months Ended September 30, 2016 and 2015
(Dollars in thousands)
(Unaudited)

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities for the periods presented.

	Three Months Ended September 30,
	2016			2015
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
Interest-earning assets:
Loans	$4,302,570	$51,194	4.73%	$3,411,536	$42,145	4.90%
Taxable securities	218,286	573	1.04	119,997	393	1.30
Nontaxable securities	75,559	394	2.07	65,440	461	2.79
Interest-bearing deposits and other	370,011	579	0.62	109,031	131	0.48
Total interest-earning assets	4,966,426	$52,740	4.22	3,706,004	$43,130	4.62
Noninterest-earning assets	568,777			564,600
Total assets	$5,535,203			$4,270,604
Interest-bearing liabilities:
Checking accounts	$1,791,228	$1,946	0.43%	$1,279,575	$1,416	0.44%
Savings accounts	153,526	66	0.17	143,914	66	0.18
Money market accounts	396,441	474	0.48	289,895	211	0.29
Certificates of deposit	821,283	1,563	0.76	841,009	1,374	0.65
Total deposits	3,162,478	4,049	0.51	2,554,393	3,067	0.48
FHLB advances	494,141	1,063	0.86	212,267	773	1.44
Other borrowings	107,284	1,733	6.43	76,313	1,064	5.53
Junior subordinated debentures	18,147	158	3.46	18,147	137	3.00
Total interest-bearing liabilities	3,782,050	7,003	0.74	2,861,120	5,041	0.70
Noninterest-bearing checking accounts	1,100,613			836,212
Noninterest-bearing liabilities	14,185			7,395
Stockholders’ equity	638,355			565,877
Total liabilities and equity	$5,535,203			$4,270,604
Net interest income		$45,737			$38,089
Interest rate spread			3.48%			3.92%
Net interest margin			3.66			4.08
Average interest earning assets to interest bearing liabilities			131.32			129.53

Independent Bank Group, Inc. and Subsidiaries
Consolidated Average Balance Sheet Amounts, Interest Earned and Yield Analysis
Nine Months Ended September 30, 2016 and 2015
(Dollars in thousands)
(Unaudited)

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities for the periods presented.

	For The Nine Months Ended September 30,
	2016			2015
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
Interest-earning assets:
Loans	$4,170,930	$151,522	4.85%	$3,336,034	$123,350	4.94%
Taxable securities	220,176	2,067	1.25	127,250	1,553	1.63
Nontaxable securities	73,761	1,289	2.33	67,603	1,324	2.62
Federal funds sold and other	243,827	1,267	0.69	136,420	386	0.38
Total interest-earning assets	4,708,694	$156,145	4.43	3,667,307	$126,613	4.62
Noninterest-earning assets	673,676			554,655
Total assets	$5,382,370			$4,221,962
Interest-bearing liabilities:
Checking accounts	$1,718,458	$5,689	0.44%	$1,287,810	$4,206	0.44%
Savings accounts	149,080	196	0.18	143,539	198	0.18
Money market accounts	434,010	1,385	0.43	260,768	490	0.25
Certificates of deposit	817,693	4,353	0.71	839,155	3,900	0.62
Total deposits	3,119,241	11,623	0.50	2,531,272	8,794	0.46
FHLB advances	463,811	3,062	0.88	212,005	2,243	1.41
Other borrowings	81,454	3,723	6.11	76,605	3,229	5.64
Junior subordinated debentures	18,147	457	3.36	18,147	400	2.95
Total interest-bearing liabilities	3,682,653	18,865	0.68	2,838,029	14,666	0.69
Noninterest-bearing checking accounts	1,059,202			819,649
Noninterest-bearing liabilities	12,207			7,722
Stockholders’ equity	628,308			556,562
Total liabilities and equity	$5,382,370			$4,221,962
Net interest income		$137,280			$111,947
Interest rate spread			3.75%			3.93%
Net interest margin			3.89			4.08
Average interest earning assets to interest bearing liabilities			127.86			129.22

Independent Bank Group, Inc. and Subsidiaries
Loan Portfolio Composition
As of September 30, 2016 and December 31, 2015
(Dollars in thousands)
(Unaudited)

The following table sets forth loan totals by category as of the dates presented:
	September 30, 2016		December 31, 2015
	Amount	% of Total	Amount	% of Total
Commercial	$618,257	14.2%	$731,818	18.3%
Real estate:
Commercial real estate	2,279,628	52.2	1,949,734	48.7
Commercial construction, land and land development	499,639	11.4	419,611	10.5
Residential real estate (1)	639,509	14.6	620,289	15.5
Single-family interim construction	248,425	5.7	187,984	4.7
Agricultural	51,684	1.2	50,178	1.3
Consumer	30,485	0.7	41,966	1.0
Other	160	—	124	—
Total loans	4,367,787	100.0%	4,001,704	100.0%
Deferred loan fees	(1,898)		(1,553)
Allowance for losses	(29,575)		(27,043)
Total loans, net	$4,336,314		$3,973,108
(1) Includes loans held for sale at September 30, 2016 and December 31, 2015 of $7,097 and $12,299, respectively.

Independent Bank Group, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Three Months Ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015
(Dollars in thousands, except for share data)
(Unaudited)

		For the Three Months Ended
		September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Net Interest Income - Reported	(a)	$45,737	$45,883	$45,660	$42,151	$38,089
Income recognized on acquired loans		(116)	(265)	(1,333)	(516)	(88)
Adjusted Net Interest Income	(b)	45,621	45,618	44,327	41,635	38,001
Provision Expense - Reported	(c)	2,123	2,123	2,997	1,970	3,932
Noninterest Income - Reported	(d)	4,932	4,929	4,470	4,254	3,799
Gain on sale of loans		—	—	—	—	(116)
Loss on sale of branch		43	—	—	—	—
Gain on sale of OREO and repossessed assets		(4)	(10)	(48)	(70)	(41)
Gain on sale of securities		—	(4)	—	(44)	—
(Gain) loss on sale of premises and equipment		9	(3)	(38)	(16)	374
Adjusted Noninterest Income	(e)	4,980	4,912	4,384	4,124	4,016
Noninterest Expense - Reported	(f)	26,887	31,023	28,519	28,527	25,830
Senior leadership restructure (6)		—	(2,575)	—	—	—
OREO Impairment		(51)	—	(55)	—	(10)
IPO related stock grant		(104)	(156)	(156)	(156)	(156)
Acquisition Expense (5)		(384)	(475)	(1,187)	(1,487)	(770)
Adjusted Noninterest Expense	(g)	26,348	27,817	27,121	26,884	24,894
Pre-Tax Pre-Provision Income	(a) + (d) - (f)	$23,782	$19,789	$21,611	$17,878	$16,058
Core Pre-Tax Pre-Provision Income	(b) + (e) - (g)	$24,253	$22,713	$21,590	$18,875	$17,123
Core Net Income (2)	(b) - (c) + (e) - (g)	$14,819	$13,764	$12,438	$11,377	$8,917
Reported Efficiency Ratio	(f) / (a + d)	53.06%	61.05%	56.89%	61.47%	61.66%
Core Efficiency Ratio	(g) / (b + e)	52.07%	55.05%	55.68%	58.75%	59.25%
Adjusted Return on Average Assets (1)		1.07%	1.03%	0.95%	0.93%	0.83%
Adjusted Return on Average Equity (1)		9.24%	8.86%	8.09%	7.89%	6.53%
Adjusted Return on Tangible Equity (1)		16.15%	15.76%	14.57%	14.49%	11.77%
Total Average Assets		$5,535,203	$5,367,935	$5,242,289	$4,847,375	$4,270,604
Total Average Stockholders' Equity (3)		$638,355	$624,981	$618,059	$572,160	$541,939
Total Average Tangible Stockholders' Equity (3) (4)		$365,127	$351,263	$343,418	$311,549	$300,578
(1) Calculated using core net income
(2) Assumes actual effective tax rate of 33.0%, 33.2%, 33.1%, 32.7%, and 32.4%, respectively. December 31, 2015 tax rate adjusted for effect of non-deductible acquisition expenses.
(3) Excludes average balance of Series A preferred stock.
(4) Excludes average balance of goodwill and net core deposit intangibles.
(5) Acquisition expenses include $381 thousand, $385 thousand, $548 thousand, $860 thousand, and $477 thousand of compensation and bonus expenses in addition to $3 thousand, $90 thousand, $639 thousand, $627 thousand, and $293 thousand of merger-related expenses for the quarters ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

(6) Includes $1,952 related to the former Houston Region CEO's Separation Agreement.

Independent Bank Group, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
As of September 30, 2016 and December 31, 2015
(Dollars in thousands, except per share information)
(Unaudited)

Tangible Book Value Per Common Share
	September 30,	December 31,
	2016	2015
Tangible Common Equity
Total common stockholders' equity	$643,253	$603,371
Adjustments:
Goodwill	(258,319)	(258,643)
Core deposit intangibles, net	(14,669)	(16,357)
Tangible common equity	$370,265	$328,371
Tangible assets	$5,394,207	$4,780,000
Common shares outstanding	18,488,628	18,399,194
Tangible common equity to tangible assets	6.86%	6.87%
Book value per common share	$34.79	$32.79
Tangible book value per common share	20.03	17.85

Tier 1 Common and Tier 1 Capital to Risk-Weighted Assets Ratio
	September 30,	December 31,
	2016	2015
Tier 1 Common Equity
Total common stockholders' equity - GAAP	$643,253	$603,371
Adjustments:
Unrealized gain on available-for-sale securities	(3,599)	(2,382)
Goodwill	(258,319)	(258,643)
Qualifying core deposit intangibles, net	(5,721)	(4,253)
Tier 1 common equity	$375,614	$338,093
Qualifying restricted core capital elements (junior subordinated debentures)	17,600	17,600
Series A preferred stock	—	23,938
Tier 1 Equity	$393,214	$379,631

Total Risk-Weighted Assets	$4,742,001	$4,256,662
Estimated tier 1 equity to risk-weighted assets ratio	8.29%	8.92%
Estimated tier 1 common equity to risk-weighted assets ratio	7.92	7.94